EXHIBIT 21.1
                                                                    ------------



                                  SUBSIDIARIES
                                       OF

                                 TBC CORPORATION
                                 ---------------



            Name of Subsidiary                        State of Incorporation
            ------------------                        ----------------------

            Big O Tires, Inc.                                  Nevada

            Carroll's, Inc.                                    Georgia

            Northern States Tire, Inc.                         Delaware

            TBC International, Inc.                            Delaware

            TBC Retail Enterprises, Inc.                       Delaware

            Tire Kingdom, Inc.                                 Florida

            Big O Retail Enterprises, Inc.                     Colorado



Certain other subsidiaries have not been listed because they would not, if considered in the aggregate as one subsidiary, constitute a "significant subsidiary," as defined in Rule 1.02(w) of Regulation S-X.

                                      -98-


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